Exhibit 10.1

CATHAY INDUSTRIAL BIOTECH LTD.

AMENDED AND RESTATED SHARE INCENTIVE PLAN

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	14.1	General	13
	14.2	Rule 16b-3	14
	14.3	Financial Reports	14
15.	EFFECT OF CHANGES IN CAPITALIZATION		14
	15.1	Changes in Shares	14
	15.2	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	15
	15.3	Change of Control	15
	15.4	Adjustments	16
	15.5	No Limitations on Company	16
16.	DURATION AND AMENDMENTS		16
	16.1	Term of the Plan	16
	16.2	Amendment and Termination of the Plan	16
17.	GENERAL PROVISIONS		17
	17.1	Disclaimer of Rights	17
	17.2	Captions	17
	17.3	Other Award Agreement Provisions	17
	17.4	Number and Gender	17
	17.5	Severability	17
	17.6	Governing Law	18
	17.7	Code Section 409A	18
18.	EXECUTION		18

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CATHAY INDUSTRIAL BIOTECH LTD.

AMENDED AND RESTATED SHARE INCENTIVE PLAN

Cathay Industrial Biotech Ltd., a Cayman Islands exempt company with limited liability (the “Company”), sets forth herein the terms of its Amended and Restated Share Incentive Plan (the “Plan”) as follows:

1.      PURPOSE

Upon the Effective Date, the Plan shall supersede the Company’s Share Incentive Plan (the “Prior Plan”)  The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of stock options, stock appreciation rights and other stock-based awards in accordance with the terms hereof.

2.      DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1           “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2           “American Depositary Receipts” or “ADRs” means a physical certificate evidencing ownership in American Depositary Shares, issued by the Depositary and listed on an established national or regional stock exchange, admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market in the United States.

2.3           “American Depositary Shares” or “ADSs” means an equity right representing one or more Shares of the Company, or a fraction of a Share of the Company, held on deposit by the Custodian, which carries the corporate and economic rights of the Shares of the Company, subject to the terms specified on the American Depositary Receipt.

2.4           “Applicable Law” means any law, statute, regulation, ordinance, rule, regulation or governmental requirement that is applicable to this Plan or any Award granted pursuant to this Plan, including but not limited to any applicable law of the People’s Republic of China, the United States and the Cayman Islands, and any rule or requirement of any applicable national securities exchange.

2.5           “Award Agreement” means the stock option or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.6           “Benefit Arrangement” shall have the meaning set forth in Section 13 hereof.

2.7           “Board” means the Board of Directors of the Company.

2.8           “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.9           “Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of Shares of the Company.

2.10         “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11         “Committee” means the Compensation Committee of the Board, or in the absence of a Compensation Committee, the Board.

2.12         “Company” means Cathay Industrial Biotech Ltd.

2.13         “Custodian” means the Cayman Islands bank appointed by the Company to hold any ADSs on deposit upon or after a public offering of the Shares.

2.14         “Depositary” means the U.S. bank appointed by the Company to issue any ADRs upon or after a public offering of the Shares.

2.15         “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.16         “Effective Date” means the later of the date the Plan, as amended and restated herein, (i) is adopted by the Board, or (ii) is approved by the shareholders of the Company.

2.17         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18         “Fair Market Value” means the value of a Share, determined as follows:  if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, or are publicly traded on any established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Committee in good faith, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

2.19         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by Applicable Law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.20         “Grant” means an award of an Option, Stock Appreciation Right or Other Stock-Based Award under the Plan.

2.21         “Grant Date” means the date as of which the Committee approves the Grant.

2.22         “Grantee” means a person who receives or holds a Grant under the Plan.

2.23         “Interest Rate” means the London Interbank Offered Rate (LIBOR) + 0.75%.

2.24         “ISO” means an Option that is an incentive stock option granted pursuant to Section 7.11 of the Plan.

2.25         “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.26         “Option Price” means the purchase price for each Share subject to an Option.

2.27         “Other Agreement” shall have the meaning set forth in Section 13 hereof.

2.28         “Other Stock-Based Award” shall mean an award granted pursuant to Section 10 hereof.

2.29         “Plan” means this Cathay Industrial Biotech Ltd. Amended and Restated Share Incentive Plan.

2.30         “Purchase Price” means the amount equal to the Option Price multiplied by the number of Shares subject to the Option being exercised.

2.31         “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.32         “Retirement” means the resignation or termination of employment after attainment of age 60 with ten years of service with the Company or any of its Affiliates.

2.33         “Securities Act” means the U.S. Securities Act of 1933, as now in effect or as hereafter amended.

2.34         “Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.35         “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant, adviser or independent contractor currently providing services to the Company or an Affiliate.

2.36         “Shares” means the ordinary shares, US$0.001 par value per share, of the Company.  Upon an initial public offering of the Shares, “Shares” shall also mean the ADSs to be issued by the Company in satisfaction of awards over Shares granted under the Plan.

2.37         “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 9 hereof.

2.38         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

2.39         “U.S. Grantee” means any Grantee who is or becomes a taxpayer in the United States.

3.      ADMINISTRATION OF THE PLAN

3.1                     Administration by the Committee.

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and an “independent director” as defined, to the extent applicable, in either Rule 4200 of the NASDAQ Marketplace Rules (or any applicable successor thereto) or in NYSE Rule 303A.02 (or any applicable successor rule thereto).  Notwithstanding the foregoing, the Committee may delegate to one or more officer of the Company the authority to make Grants to Grantees or who are not officers or directors of the Company subject to Section 16 of the Exchange Act or are “covered employees” within the meaning of Section 162(m) of the Code.  Grants may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines.  The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Grants under the Plan.  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Grantees and their beneficiaries or successors).  To the extent permitted under Applicable Law, the Committee shall have the full power and authority to establish the terms and conditions of any Grant consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).  The Committee shall require payment of any amount it may determine to be necessary to withhold for any applicable taxes as a result of the exercise, grant or vesting of a Grant.  Unless the Committee specifies in the applicable Award Agreement or otherwise, the Grantee may elect to pay a portion or all of such withholding taxes by (i) delivery in Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Grantee.  Furthermore, the Committee may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.2                     Deferral Arrangement.

The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.3                     No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.      STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 15 hereof, the number of Shares available for issuance under the Plan shall be Nine Million Two Hundred Sixty-Three Thousand Fifty-Four (9,263,054).  Among the total number of Shares that may be issued under the Plan, up to 500,000 Shares may be issued for the purpose of granting awards of restricted stock, and up to 8,763,054 Shares may be issued for the purpose of granting Options (all of which may be issued as ISOs) and/or Stock Appreciation Rights.  The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Grantee in any fiscal year shall be 1,500,000 Shares.  Shares issued or to be issued under the Plan shall be authorized but unissued Shares or, to the extent permitted by Applicable Law, issued Shares that have been reacquired by the Company.  If any Shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5.      GRANT ELIGIBILITY

Grants may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate.  To the extent required by Applicable Law, Grants may be limited to employees and officers or employees, officers and directors.  An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6.      AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine, which specifies the number of Shares subject to the Grant (subject to adjustment in accordance with Section 15).  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

7.      TERMS AND CONDITIONS OF OPTIONS

7.1                     Option Price.

The Option Price applicable to each Share subject to an Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  The Option Price shall not be less than the Fair Market Value of a Share on the Grant Date.  To the extent required by Applicable Law, the Option Price shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date.  In no case shall the Option Price applicable to any Share subject to an Option be less than the par value of a Share.

7.2                     Vesting.

Subject to Sections 7.3 and 15.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.  For purposes of this Section 7.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.  To the extent required by Applicable Law, each Option shall become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date based on continued Service.  Subject to the preceding sentence, the Committee may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested Shares.

7.3                     Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option.

7.4                     Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.  Notwithstanding the foregoing, to the extent required by Applicable Law, each Option shall provide that the Grantee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of Service with the Company for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least one (1) year if the Grantee’s Service terminates due to death or Disability.

7.5                     Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

7.6                     Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, in the form specified by the Company.  Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the applicable Purchase Price.  The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise.  The payment for Shares purchased pursuant to the exercise of an Option shall be made in the manner described in Section 8.

7.7                     Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of Shares) until the Shares covered thereby are fully paid and issued to such individual.

7.8                     Delivery of Share Certificates.

Promptly after the exercise of an Option (or any portion thereof) by a Grantee and the payment in full of the applicable Purchase Price, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing such Grantee’s ownership of the Shares purchased upon such exercise of the Option (or any portion thereof).  Notwithstanding any other provision of this Plan to the contrary, to the extent permitted by Applicable Law, the Company may elect to satisfy any requirement under this Plan for the delivery of share certificates through the use of book-entry.

7.9                     Transferability of Options.

Except as provided in Section 7.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 7.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

7.10              Family Transfers.

To the extent permitted by Applicable Law and authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option to any Family Member.  For the purpose of this Section 7.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 7.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of Shares as would have applied to the Grantee.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7.10 or by will or the laws of descent and distribution.  The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the Shares may be subject to repurchase by the Company or its assignee.

7.11              ISOs.

The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  No ISO may be granted to any Grantee who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Grantee who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Grantee, shall notify the Company of such disposition and of the amount realized upon such disposition.  All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO.  If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Grantee (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

8.      FORM OF PAYMENT

Payment of the applicable Purchase Price for Shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.  In addition, to the extent the Award Agreement so provides, payment of the Purchase Price for

Shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with  Applicable Law.

9.      TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1                     Grants.

The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof.  A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 9 (or such additional limitations as may be included in an Award agreement).

9.2                     Terms.

The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by Applicable Laws.  Each Stock Appreciation Right granted independent of an Option shall entitle a Grantee upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Grantee to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

9.3                     Limitations.

The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

10.    OTHER STOCK BASED AWARDS

The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Grants (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

11.    WITHHOLDING TAXES

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any taxes of any kind required by Applicable Law to be withheld upon the payment of any kind upon the exercise of any Grant.  At the time of such exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee.  The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 9 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

12.    RESTRICTIONS ON TRANSFER OF SHARES OF STOCK

12.1              Right of First Refusal.

Subject to Section 12.4, a Grantee (or such other individual who is entitled to exercise an Option pursuant to a Grant under the terms of this Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any Shares acquired pursuant to a Grant to any person or entity without first offering such Shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee.  The Company may assign its right of first refusal under this Section 12.1 in whole or in part, to (1) any holder of Shares or other securities of the Company (a “Shareholder”), (2) any Affiliate or (3) any other person or entity that the

Committee determines has a sufficient relationship with or interest in the Company.  The Company shall give reasonable written notice to the Grantee of any such assignment of its rights.  The restrictions of this Section 12.1 apply to any person to whom Shares that were originally acquired pursuant to a Grant are sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Shares, but the restrictions of this Section 12.1 do not apply to a transfer of Shares that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

12.2              Repurchase and Other Rights.

Shares issued upon exercise of a Grant may be subject to such right of repurchase or other transfer restrictions as the Committee may determine, consistent with Applicable Law.  Any such additional restriction shall be set forth in the Award Agreement.

12.3              Installment Payments.

12.3.1                          General Rule.

In the case of any purchase of Shares, the Company or its permitted assignee may pay the Grantee, transferee of the Option or other Grant or other registered owner of the Shares the purchase price in three or fewer annual installments.  Interest shall be credited on the installments at the Interest Rate in effect on the date on which the purchase is made.  The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

12.3.2                          Exception to General Rule.

If an Award Agreement authorizes, upon the Grantee’s termination of Service, and to the extent required by Applicable Law, payment for the repurchase of Shares acquired by the Grantee pursuant to the exercise of an Option or other Grant, payment shall be made in cash or by cancellation of indebtedness within the later of 90 days from the date of termination of Service or 90 days from the date of exercise or purchase, as the case may be.

12.4              Publicly Traded Shares.

If the Shares are listed on an established national or regional stock exchange or are admitted to quotation on The Nasdaq Stock Market, Inc., or are publicly traded in an established securities market, the foregoing transfer restrictions of Sections 12.1 and 12.2 shall terminate as of the first date that the Shares are so listed, quoted or publicly traded.

12.5              Legend.

In order to enforce the restrictions imposed upon Shares under this Plan or as provided in an Award Agreement, the Committee may cause a legend or legends to be placed on any certificate representing Shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

13.    PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan, unless an agreement, contract, or understanding heretofore or hereafter entered into by a U.S. Grantee with the Company or any Affiliate thereof (an “Other Agreement”) directly or indirectly modifies or excludes application of this paragraph, including by specifically addressing Section 280G of the Code and/or the treatment with respect to any payment or benefit to the U.S. Grantee that could be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”), if the U.S. Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Grants held by that U.S. Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested if, and to the extent, such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the U.S. Grantee under this Plan, all Other Agreements, and any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the U.S. Grantee (including groups or classes of participants or beneficiaries of which the U.S. Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the U.S. Grantee (a “Benefit Arrangement”), would cause any payment or benefit to the U.S. Grantee under this Plan to be considered a Parachute Payment, unless, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the U.S. Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the U.S. Grantee without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the U.S. Grantee under any Other Agreement or any Benefit Arrangement would cause the U.S. Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the U.S. Grantee, then the U.S. Grantee shall have the right, in the U.S. Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the U.S. Grantee under this Plan be deemed to be a Parachute Payment.

14.    REQUIREMENTS OF LAW

14.1              General.

The Company shall not be required to sell or issue any Shares under any Grant if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any Applicable Law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or permitted assignee, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant.  Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant, unless a registration statement under the Securities Act is in effect with respect to the Shares covered by such Grant, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or permitted assignee may acquire such Shares pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or other Grant or the issuance of Shares pursuant to the Plan to comply with any Applicable Law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option or other Grant shall not be exercisable until the Shares covered by such Option or other Grant are registered or are exempt from registration, the exercise of such Option or other Grant (under circumstances in which the Applicable Laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2              Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board or the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by Applicable Law and deemed advisable by the Board or the Committee, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board or the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.3              Financial Reports.

To the extent required by Applicable Law, the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company’s financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information.  Such financial statements need not be audited.

15.    EFFECT OF CHANGES IN CAPITALIZATION

15.1              Changes in Shares.

The number of Shares for which Grants may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of Shares on account of any recapitalization, reclassification, share split, reverse split, combination of Shares, exchange of Shares, share dividend or other distribution payable in capital Shares, or for any other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”).  In addition, subject to the exception set forth in the last sentence of Section 15.4, the number of Shares for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of Shares on account of any Corporate Event.  Any such adjustment in outstanding Options or Stock Appreciation Rights shall not change the aggregate Purchase Price payable with respect to any Shares that are subject to the unexercised portion of an Option or Stock Appreciation Right outstanding but shall include a corresponding proportionate adjustment in the Option Price or exercise price per Share.  The conversion of any convertible securities of the Company shall not be treated as an increase in Shares effected without receipt of consideration.  In the event of any distribution to the Company’s stockholders of an extraordinary cash dividend or securities of any other entity or other assets (other than an ordinary dividend payable in cash or Shares of the Company) without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Grants and/or (ii) the Option Price of outstanding Options and, if applicable, the exercise price of outstanding Stock Appreciation Rights, to reflect such distribution.

15.2              Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 15.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply solely to the ordinary Shares to which a holder of the number of Shares subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation, and in the case of Stock Appreciation Rights, with a corresponding proportionate adjustment of the exercise price applicable to such Stock Appreciation Rights.

15.3              Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 15.3 and the last sentence of Section 15.4 upon the occurrence of a Change of Control:

(i) if determined by the Committee in the applicable Award Agreement or otherwise, any outstanding Options or other Grants hereunder which are unexercisable or otherwise unvested or subject to lapse restrictions, shall  become immediately exercisable or otherwise vested or no longer subject to lapse restrictions for a reasonable period of time prior to such Change of Control, as determined by the Committee in its sole discretion, and/or

(ii) the Committee may elect, in its sole discretion, (A) to cancel any outstanding Grants and pay or deliver, or cause to be paid or delivered, fair value to the holder thereof in cash or securities (as determined by the Committee acting in good faith), which, in the case of Options and Stock Appreciation rights, may equal the product of the number of Shares subject to the Grant (the “Grant Shares”), multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or exercise price applicable to such Grant Shares, or (B) provide for the issuance of substitute Grants that will substantially preserve the otherwise applicable terms of any affected Grant previously granted hereunder as determined by the Committee in its sole discretion, or (C) provide that (I) for a period of at least 15 days prior to the Change of Control, such Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto, (II)  any exercise of Options or Stock Appreciation Rights during such period shall be conditioned upon the consummation of the Change of Control and shall be effective only immediately before the consummation of the Change of Control, and (III) upon consummation of any Change of Control, all outstanding but unexercised Options and Stock Appreciation Rights shall terminate.  The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options or Stock Appreciation Rights not later than the time at which the Company gives notice thereof to its shareholders.

15.4              Adjustments.

Adjustments under Section 15 related to Shares or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 15.1, 15.2 and 15.3.

15.5              No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.    DURATION AND AMENDMENTS

16.1              Term of the Plan.

The Effective Date of this Plan is the later of (i) the date of its adoption by the Committee, or (ii) its approval by the shareholders of the Company.  The Plan shall terminate automatically ten (10) years after its Effective Date and may be terminated on any earlier date as next provided.

16.2              Amendment and Termination of the Plan.

The Board or the Committee may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Grants have not been made, but no amendment, alteration or discontinuance shall be made without the approval of the Company’s shareholders, if such action would (except as provided in Section 15 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Grantee.  Without limiting the foregoing, an amendment to the Plan shall be contingent on approval of the Company’s shareholders if, and to the extent, such shareholder approval is required by any Applicable Law.  No Grants shall be made after the termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17.    GENERAL PROVISIONS

17.1              Disclaimer of Rights

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

17.2              Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.3              Other Award Agreement Provisions

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

17.4              Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.5              Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.6              Governing Law

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the Cayman Islands other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan or instrument granted hereunder.

17.7              Code Section 409A

The Committee intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Grants to U.S. Grantees hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code.  Without limiting the generality of the foregoing, to the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Grantee under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Grantee of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

18.    EXECUTION

To record adoption of the Plan by the Committee, as amended and restated, the Company has caused its authorized officer to execute the Plan on June        , 2007.

CATHAY INDUSTRIAL BIOTECH LTD.

By:
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